SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):October 15, 1997


                        The Stanley Works
     (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111



                         Not Applicable
   (Former name or former address, if changed since last report)








                Exhibit Index is located on Page 4

     Item 5.   Other Events.


               1. On October 15, 1997, the Registrant issued a press release announcing the hiring of a new Vice President, Marketing and Brand Development. Attached as Exhibit (20) (i) is a copy of the Registrant's press release.

               2. On October 15, 1997, the Registrant issued a press release announcing third quarter earnings. Attached as Exhibit (20) (ii) is a copy of the Registrant's press release.


                    Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                         (c)  20(i)     Press release dated October 15, 1997
                         announcing hiring of new Vice President, Marketing and Brand Development.

                         20(ii)    Press release dated October 15, 1997
                         announcing Stanley's third quarter
                         results.

                         20(iii)   Cautionary statements relating to
                         forward looking statements included in
                         Exhibit 20(ii).

                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



Date: October 15, 1997        By:  Stephen S. Weddle
                              Name:  Stephen S. Weddle
                              Title: Vice President, General
                                     Counsel and Secretary

                          EXHIBIT INDEX

                    Current Report on Form 8-K
                     Dated October 15, 1997



          Exhibit No.                                Page

          20(i)                                        5

          20(ii)                                       7

          20(iii)                                      14

FOR IMMEDIATE RELEASE                             Exhibit (20)(i)

                                               October 15, 1997

THE  STANLEY WORKS  ANNOUNCES  HIRING OF  KENNETH  O.  LEWIS  AS
      VICE  PRESIDENT,  MARKETING  AND  BRAND  DEVELOPMENT


New Britain, Connecticut, October 15, 1997 ... The Stanley Works
(NYSE: "SWK") today announced that it has filled its senior marketing position, naming Kenneth O. Lewis, 44 years old, Vice
President, Marketing and Brand Development.

Mr. Lewis most recently was Executive Vice President, Strategic Alliances, Marvel Entertainment Group. Previously, he was employed from 1986 through 1996 by The Walt Disney Company, with responsibilities for development of strategically-based marketing plans for corporate sponsors. His many accomplishments included the successful leveraging of the Disney brand into corporate partnership programs with Delta Air Lines, American Express, McDonald's, Coca-Cola, Major League Baseball, Sears and others. Under his direction, the Disney Participant Management Team evolved dramatically, with a focus on brand building and equity-driven marketing activity that enhanced brand exposure and measurably drove sustained, profitable revenue growth.

From 1981 through 1985, Mr. Lewis was Advertising and Promotions Manager with Six Flags Corporation, responsible for all advertising, promotion and special events for the Six Flags Over Georgia theme park. Earlier in his career, Mr. Lewis spent three years with Cohn & Wolfe Public Relations, with responsibilities that included the sales and public relations program for the Coca-Cola Olympic Program for the 1980 Lake Placid Winter Games. From 1977 - 1979, Mr. Lewis was Regional Marketing Director of Ringling Bros. and Barnum & Bailey Combined Shows, with responsibilities including sales, marketing and promotions and publicity for the Ringling Bros. Circus and The Ice Follies in key markets.

Commenting on the hiring of Mr. Lewis, John M. Trani, Chairman and Chief Executive Officer, stated: "Ken has an impressive record of developing and leveraging great brands. He brings unique insight to Stanley and has a marvelous breadth of creative accomplishment. His objective is to make the Stanley brand ubiquitous and leverage the power of the brand across categories. We're excited that a talent like Ken will be joining our team."

The Stanley Works, an S&P 500 component company, is a worldwide producer of tools, hardware and door systems for professional, industrial and consumer use.

Contact:     Gerard J. Gould
         Director, Investor Relations and Communications
             Tel.:  (860) 827-3833

The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial 1-800-758-5804, ext. 874363 or on the internet at: http://www.prnewswire.com or http://www.StanleyWorks.com.

FOR IMMEDIATE RELEASE                            Exhibit (20)(ii)

                                               October 15, 1997


        THE STANLEY WORKS REPORTS THIRD QUARTER EARNINGS

New Britain, Connecticut, October 15, 1997... The Stanley Works (NYSE: "SWK"), announced increased "core" earnings for its third quarter ended September 27, 1997. Exclusive of restructuring and other charges, normalized or "core" net income in the third quarter was $49 million, or $.55 per share, a 15% increase over prior year core earnings of $42 million, or $.48 per share. Net sales were $651 million, 3% less than the $673 million in the third quarter last year. Volume from ongoing businesses was up 4% with strength noted in consumer mechanics tools, fastening systems and hydraulic tools in the U.S., as well as mirrored closet door products in the Americas.

Overall operating margin on a core basis increased to 13.0% versus 11.9% last year. Continued positive effects of 1995 restructuring initiatives, including strong contributions from cross-divisional purchasing efforts, accounted for most of the improvement, particularly in the Tools segment where operating margin was 16.5% versus 13.4% last year. Hardware operating margin was 11.6% versus 12.6% last year, reflecting operational difficulties experienced in implementing new distribution systems. Specialty Hardware operating margins were lower than in 1997 and an extremely competitive business environment continues; however, such margins have averaged 5.2% for the first nine months of 1997, exceeding 1996's full year average of 4.2% and, importantly, have shown improvement each quarter.

John M. Trani, Chairman and Chief Executive Officer, commented:
"The strength in the third quarter of 1996 provided a tough measurement for comparison in 1997. In July, we announced major growth initiatives, commenced a comprehensive restructuring of our company's operations and completed a re-alignment of our consumer sales force in the Americas.

"Despite inevitable hiccups associated with changing the Americas sales force and difficulties in implementing new distribution systems, our people delivered shareholder expectations. Our high levels of orders since mid-September and resulting strong backlog position us for an excellent finish to the year. Our earnings growth, as well as continued improvement in operating margin rates, indicate progress toward a leaner cost structure. This will enable us to leverage the benefits of the growth programs we announced early in the third quarter."

Mr. Trani added: "Executing these growth initiatives is underway. The collective spirit of our people is high,
                             Page 7 of 14
especially as they begin to see the enormity of the growth opportunities presented. During the third quarter new senior management in engineering & technology, industrial design and human resources joined our team to help lead our drive for sustained profitable growth."

Actual reported results were a net loss of $41 million, or $.46 per share in the third quarter, compared with the prior year's net income of $38 million, or $.42 per share. Restructuring charges and restructuring-related transition costs accounted for the reported loss. Restructuring charges of $106 million were taken in the third quarter in connection with actions announced on July 18, 1997. These charges are in addition to the $137 million recorded in the second quarter. The company also recorded $19 million, or $.14 per share, of restructuring-related transition costs in the third quarter, comprised of $15 million related to initiatives announced in 1995 and $4 million related to growth initiatives announced in July 1997. Such costs represent moving, start-up and duplicative facility costs. As previously announced, implementation of the 1997 growth initiatives will require that approximately $100 million of such restructuring-related transition costs be incurred through mid-1999.

The attached table, "Business Segment Information", provides clarification of reported results for the third quarters of 1997 and 1996, and the related nine-month periods, reconciling them with normalized core results. Core results exclude restructuring charges, restructuring-related transition costs and, in the 1997 year-to-date period, a non-cash charge related to stock options granted to the company's new chairman and chief executive officer.

The Stanley Works, an S&P 500 component company, is a worldwide producer of tools, hardware and door systems for professional, industrial and consumer use.

Contact:     Gerard J. Gould
         Director, Investor Relations and Communications
             Tel.:  (860) 827-3833

This press release contains forward looking statements as to future sales volumes and as to the company's ability to complete the reallocation of its resources in order to achieve sustained, profitable growth.
Cautionary statements accompanying these forward looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial 1-800-758-5804, ext. 874363 or on the internet at:http://www.prnewswire.com or http://www.StanleyWorks.com.

                 THE STANLEY WORKS AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS
        (Unaudited, Millions of Dollars Except Per Share Amounts)




                            Third Quarter           Nine Months
                           1997       1996        1997        1996

Net Sales                $  650.5  $  672.9     $ 1,970.7  $ 1,985.4

Costs and Expenses
  Cost of sales             436.6     448.4       1,314.1    1,330.7
  Selling, general and
    administrative          148.2     151.7         455.2      453.8
  Interest - net              4.2       5.2          12.9       17.1
  Other - net                 2.0       5.5          19.2       13.4
  Restructuring             105.9       3.1         238.5        6.9

                            696.9     613.9       2,039.9    1,821.9

Earnings (Loss) before
    income taxes            (46.4)     59.0         (69.2)     163.5

Income Taxes                 (5.8)     21.3          (0.8)      63.6

Net Earnings (Loss)       $ (40.6)  $  37.7     $   (68.4)  $   99.9

Net Earnings (Loss) Per
    Share of Common Stock $ (0.46)  $  0.42     $   (0.77)  $   1.12

Dividends per share       $  0.20   $  0.185    $    0.57   $   0.545

Average shares outstanding
    (in thousands)         89,031    88,847        88,911     88,832

                  THE STANLEY WORKS AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                   (Unaudited, Millions of Dollars)



                                                Sept 28,        Sept 28,
                                                   1997            1996

ASSETS
   Cash and cash equivalents                   $   146.7       $    85.0
   Accounts receivable                             483.2           473.8
   Inventories                                     307.7           342.4
   Other current assets                             80.6            39.8

        Total current assets                     1,018.2           941.0

   Property, plant and equipment                   503.2           562.6
   Goodwill and other intangibles                   72.7           112.1
   Deferred income taxes                            36.8             -
   Other assets                                    105.7            74.0

                                               $ 1,736.6       $ 1,689.6


LIABILITIES AND SHAREHOLDERS' EQUITY
   Short-term borrowings                       $    98.6       $    29.9
   Accounts payable                                124.7           128.6
   Accrued expenses                                233.6           226.0
   Accrued restructuring                           118.8            12.8

        Total current liabilities                  575.7           397.3

   Long-term debt                                  288.9           350.6
   Other long-term liabilities                      231.9           154.0
   Shareholders' equity                            640.1           787.7

                                               $ 1,736.6       $ 1,689.6

                        THE STANLEY WORKS AND SUBSIDIARIES
                             PRICE/VOLUME INFORMATION
                          (Unaudited, Millions of Dollars)

NET SALES
                                            Third Quarter

                                            Unit    ACQ/
                           1997     Price   Volume   DVT  Currency     1996

INDUSTRY SEGMENTS
     Tools
       Consumer         $   187.9     -        4%    (3)%   (3)%  $   191.7
       Industrial           130.0     -        3%    (2)%     -       128.7
       Engineered           172.0   (2)%       4%    (1)%   (2)%      173.3

         Total Tools        489.9   (1)%       4%    (2)%   (2)%      493.7

     Hardware                85.5   (1)%       3%      -    (1)%       84.3
     Specialty Hardware      75.1    -         4%   (25)%     -        94.9

       Consolidated     $   650.5   (1)%       4%    (5)%   (1)%  $   672.9

GEOGRAPHIC AREAS
     United States      $   464.5   (1)%       4%    (6)%     -   $   478.3
     Europe                  97.8     -        3%    (1)%   (9)%      105.1
     Other Areas             88.2    1%        7%    (6)%   (3)%       89.5

       Consolidated     $   650.5   (1)%       4%    (5)%   (1)%  $   672.9


                                             Year to Date

                                             Unit    ACQ/
                           1997     Price   Volume   DVT  Currency     1996

INDUSTRY SEGMENTS
     Tools
       Consumer         $   554.1     -        7%    (4)%   (2)%  $   548.2
       Industrial           404.2    1%        1%    (2)%     -       403.5
       Engineered           530.5   (1)%       6%      -    (2)%      514.6

         Total Tools      1,488.8     -        5%    (2)%   (1)%    1,466.3

     Hardware               264.8   (1)%       6%      -    (1)%      255.4
     Specialty Hardware     217.1   (1)%       5%   (22)%     -       263.7

       Consolidated     $ 1,970.7   (1)%       5%    (4)%   (1)%  $ 1,985.4

GEOGRAPHIC AREAS
     United States      $ 1,400.0   (1)%       4%    (5)%     -   $ 1,421.0
     Europe                 311.9   (1)%       6%      -    (6)%      314.2
     Other Areas            258.8    1%        8%    (4)%   (1)%      250.2

       Consolidated     $ 1,970.7   (1)%       5%    (4)%   (1)%  $ 1,985.4

                         THE STANLEY WORKS AND SUBSIDIARIES
                             BUSINESS SEGMENT INFORMATION
                           (Unaudited, Millions of Dollars)

OPERATING PROFIT
                                    Third Quarter 1997

                                              Related                 Core
                                   Restrg   Transition               Profit
                       Reported    Charges     Costs*      Core      Margin

INDUSTRY SEGMENTS
    Tools             $  (15.7)   $   83.0   $ 13.6     $   80.9      16.5%
    Hardware              (3.3)        9.9      3.3          9.9      11.6%
    Specialty Hardware    (6.2)        9.2      1.2          4.2       5.6%

       Total             (25.2)      102.1     18.1         95.0      14.6%
    Net corporate
       expenses          (14.8)        3.8      0.6        (10.4)
    Interest expense      (6.4)        -        -           (6.4)

    Earnings(loss)before
       income taxes   $  (46.4)   $  105.9   $ 18.7     $   78.2

GEOGRAPHIC AREAS
    United States     $    1.5    $   56.8   $ 13.9     $   72.2      15.5%
    Europe               (27.4)       37.3      2.1         12.0      12.3%
    Other Areas            0.7         8.0      2.1         10.8      12.2%

       Total          $  (25.2)   $  102.1   $ 18.1     $   95.0      14.6%


                                     Third Quarter 1996

                                              Related                 Core
                                   Restrg    Transition              Profit
                       Reported    Charges     Costs        Core     Margin

INDUSTRY SEGMENTS
    Tools             $   56.7    $   3.7    $    5.8   $   66.2      13.4%
    Hardware               9.6         -          1.0       10.6      12.6%
    Specialty Hardware     7.8         -          0.5        8.3       8.7%

       Total              74.1        3.7         7.3       85.1      12.6%
    Net corporate
       expenses           (8.7)      (0.6)        0.1       (9.2)
    Interest expense      (6.4)        -           -        (6.4)

    Earnings before
       income taxes   $   59.0    $   3.1    $    7.4   $   69.5

GEOGRAPHIC AREAS
    United States     $   59.3    $   1.6    $    5.5   $   66.4      13.9%
    Europe                10.2        1.8         0.4       12.4      11.8%
    Other Areas            4.6        0.3         1.4        6.3       7.0%

       Total          $   74.1    $   3.7    $    7.3   $   85.1      12.6%

    * Includes stock option charge.

THE STANLEY WORKS AND SUBSIDIARIES
                            BUSINESS SEGMENT INFORMATION
                          (Unaudited, Millions of Dollars)

OPERATING PROFIT
                                           Year to Date 1997

                                               Related                Core
                                   Restrg     Transition             Profit
                       Reported     Chgs        Costs*     Core      Margin

INDUSTRY SEGMENTS
    Tools             $    2.0    $ 194.8   $    31.6  $  228.4       15.3%
    Hardware              11.1       17.8         7.3      36.2       13.7%
    Specialty Hardware   (13.7)      23.5         1.4      11.2        5.2%

       Total              (0.6)     236.1        40.3     275.8       14.0%
    Net corporate
       expenses          (50.2)       2.4        11.7     (36.1)
    Interest expense     (18.4)       -           -       (18.4)

    Earnings(loss)before
       income taxes   $  (69.2)   $ 238.5    $   52.0  $  221.3

GEOGRAPHIC AREAS
    United States     $   35.7    $ 145.6    $   30.0  $  211.3       15.1%
    Europe               (28.1)      61.8         5.6      39.3       12.6%
    Other Areas           (8.2)      28.7         4.7      25.2        9.7%

       Total          $   (0.6)   $ 236.1    $   40.3  $  275.8       14.0%


                                       Year to Date 1996

                                               Related                Core
                                   Restrg     Transition             Profit
                       Reported     Chgs        Costs       Core     Margin

INDUSTRY SEGMENTS
    Tools             $   167.4   $   4.4    $   16.3   $  188.1      12.8%
    Hardware               31.9        -          3.2       35.1      13.7%
    Specialty Hardware     16.8        -          1.5       18.3       6.9%

       Total              216.1       4.4        21.0      241.5      12.2%
    Net corporate
       expenses           (31.6)      2.5         1.4      (27.7)
    Interest expense      (21.0)       -           -       (21.0)

    Earnings before
       income taxes   $   163.5   $   6.9    $   22.4   $  192.8

GEOGRAPHIC AREAS
    United States     $   168.1   $   1.7    $   17.4   $  187.2      13.2%
    Europe                 31.1       1.8         1.4       34.3      10.9%
    Other Areas            16.9       0.9         2.2       20.0       8.0%

       Total          $   216.1   $   4.4    $   21.0   $  241.5      12.2%

    * Includes stock option charge.

Exhibit (20) (iii)

                     CAUTIONARY STATEMENTS
   Under the Private Securities Litigation Reform Act of 1995

Certain risks and uncertainties are inherent in the company's ability to achieve the sustained profitable growth outlined in the earnings press release issued today and in Item 5 of the Current Report on Form 8-K to which this exhibit is attached.

The company's ability to achieve this expected growth is dependent on several factors. These factors include the ability to develop new products that will be successful in the marketplace; to expand into "near neighbor" or related products;
to position Stanley(R) as a "Great Brand" in the marketplace; and to position the company as a low cost producer.

These initiatives are in turn dependent on several factors.
These include the company's ability to generate the necessary cost savings to fund these initiatives from a reallocation of resources, including the simplification of its organization, changes in the composition of its workforce and the standardization of its operating mechanisms. The success of this reallocation is dependent upon the ability of the company's employees, with the help of outside consultants, to develop and execute comprehensive plans to provide for smooth transitions for all elements of the reallocation; the ability to retain existing employees throughout the transition; the successful recruitment and training of new employees for the positions that relate to the growth initiatives; the need to respond to significant changes in product demand during the transition; and unforeseen events. The company's ability to achieve the expected cost savings is also dependent on the reallocation generating internal efficiencies, and on the ability of the organization to withstand external factors during the period of transition. These include pricing pressures; the continued consolidation of customers in consumer channels; increasing global competition; changes in trade, monetary and fiscal policies and laws; inflation and currency exchange fluctuations; and recessionary or expansive trends in the economies of the world in which the company operates. The achievement of near neighbor and related product growth and the ability of the company to become a low cost producer will depend upon the ability to successfully identify, negotiate, consummate and integrate into operations joint ventures and/or strategic alliances.